UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 16, 2019

ATRM Holdings, Inc.
(Exact Name of registrant as specified in its charter)

Minnesota	001-36318	41-1439182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 Gershwin Avenue N.
Oakdale, Minnesota  55128
(Address, including zip code, of principal executive offices)

(651) 704-1800
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Dividend Agreement

On July 16, 2019, ATRM Holdings, Inc. (the “Company”), Lone Star Value Investors, LP and Lone Star Value Co-Invest I, LP (each a “Holder” and collectively, the “Holders”) entered into a Series B Preferred Stock Dividend Agreement (the “Dividend Agreement”), pursuant to which the Company issued to the Holders a total of 17,914.2 shares of Series B Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company. The Company previously issued shares of Series B Preferred Stock to the Holders. Dividends on those shares have accrued through December 31, 2018 but have not been paid. Pursuant to the Dividend Agreement, the Company and the Holders have agreed that the Preferred Stock will be issued in lieu of payment and in full satisfaction of such accrued dividends.

The foregoing description of the Dividend Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Waivers

On July 17, 2019, the Company entered into two waivers with LSV Co-Invest I, LP and one waiver with Lone Star Value Management, LLC, pursuant to which the parties thereto agreed (i) that the closing of the previously announced merger with Digirad Corporation (the “Merger”) would not constitute an event of default under the terms of two promissory notes issued by the Company to LSV Co-Invest I on January 12, 2018 and June 1, 2018 for the principal amounts of $500,000 and $900,000, respectively, or under the terms of a promissory note issued by the Company to LSVM on December 17, 2018 for the principal amount of $300,000, (ii) that neither LSV Co-Invest I nor LSVM would be entitled to accelerate any payment under such notes as a result of the closing of the Merger and (iii) upon the closing of the Merger, the Company would be permitted to amend its governing documents in accordance with the terms of the Merger Agreement.

The foregoing description of the waivers does not purport to be complete and is qualified in its entirety by reference to the full text of such waivers, which are filed herewith as Exhibits 10.2 -10.4 and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K under "Dividend Agreement" is incorporated by reference into this Item 3.02

The issuance of the shares of Preferred Stock in the Dividend Agreement is made in reliance upon an exemption from registration requirements pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit

10.1	Series B Preferred Stock Dividend Agreement dated July 16, 2019 by and among ATRM Holdings, Inc., Lone Star Value Investors, LP and Lone Star Value Co-Invest I, LP
10.2	Waiver of Promissory Note dated July 17, 2019 with LSV Co-Invest I, LP
10.3	Waiver of Promissory Note dated July 17, 2019 with LSV Co-Invest I, LP
10.4	Waiver of Promissory Note dated July 17, 2019 with Lone Star Value Management, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2019	ATRM HOLDINGS, INC.

	By:	/s/ Daniel M. Koch
Daniel M. Koch
President and Chief Executive Officer